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                                                                   Exhibit(a)(4)

                                UAM FUNDS, INC.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Articles of Incorporation of the Company is hereby amended to change the name of (1) DSI Small Cap Value Portfolio series to the Independence Small Cap Portfolio series, (2) the Institutional Class Shares of DSI Small Cap Value Portfolio to the Institutional Class Shares of Independence Small Cap Portfolio, and (3) the Institutional Service Class Shares of the DSI Small Cap Value Portfolio to the Institutional Service Class Shares of the Independence Small Cap Portfolio.

          SECOND: The foregoing amendments to the Articles of Incorporation have been duly approved by at least a majority of the entire Board of Directors of the Company. The amendments are limited to changes expressly permitted to be made without action of the stockholders under Section 2-605 of the Maryland General Corporation Law.

          THIRD:  The Articles of Amendment will become effective upon filing.

          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 2nd day of February, 2001.


Attest:                                      UAM FUNDS, INC.



/s/ Theresa DelVecchio                       /s/ Gary L. French
----------------------                       ------------------
Theresa DelVecchio                           Gary L. French
Assistant Secretary                          Attorney-in-Fact
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          THE UNDERSIGNED, Attorney-in-Fact for the President of the Company,
who executed on behalf of said Company the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   UAM FUNDS, INC.


                                   /s/ Gary L. French
                                   ------------------
                                   By: Gary L. French
                                       Attorney-in-Fact